Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street

Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	April 17, 2024
Issuer Name and Ticker or Trading Symbol:	PIMCO Municipal Income Fund II (PML)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

	By:	/s/ Michael Jentis
	Name:	Michael Jentis
	Title:	Authorized Signatory